Execution Version
AMENDMENT TO SECOND AMENDED AND RESTATED
SUPPLY AND OFFTAKE AGREEMENT
This AMENDMENT TO SECOND AMENDED AND RESTATED SUPPLY AND OFFTAKE AGREEMENT (this “Amendment”), dated as of March 24, 2022, is made by and among Par Hawaii Refining, LLC, a Hawaii limited liability company (the “Company”), Par Petroleum, LLC, a Delaware limited liability company (the “Guarantor”) and J. Aron & Company LLC, a New York limited liability company (“Aron”) (each referred to individually as a “Party” and collectively, the “Parties”).
RECITALS
A.    The Company owns and operates the Refinery for the processing and refining of crude oil and other feedstocks and the recovery therefrom of refined products.
B.    The Parties have entered into that certain Second Amended and Restated Supply and Offtake Agreement, dated as of June 1, 2021 (as from time to time amended, modified, supplemented, extended, renewed and/or restated, the “S&O Agreement”), pursuant and subject to which Aron has agreed to supply crude oil to the Company to be processed at the Refinery and purchase refined products from the Company produced at the Refinery.
C.    The Parties have agreed to amend the S&O Agreement pursuant to the terms set forth herein.
AGREEMENTS
NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, subject to the terms and conditions hereinafter set forth, agree as follows:
SECTION 1    Definitions; Interpretation
Section 1.1    Defined Terms. All capitalized terms used in this Amendment (including in the Recitals hereto) and not otherwise defined herein shall have the meanings assigned to them in the S&O Agreement, as amended hereby.
Section 1.2    Interpretation. The rules of construction set forth in Section 1.2 of the S&O Agreement shall be applicable to this Amendment and are incorporated herein by this reference.
SECTION 2    Amendments to S&O Agreement
Section 2.1     Upon the effectiveness of this Amendment, Section 15.1(a) of the S&O Agreement is hereby amended and restated in its entirety as follows:
(a) The Company shall pay and indemnify and hold Aron harmless against, the amount of all sales, use, gross receipts, value added, severance, ad valorem, excise, property, spill, environmental, transaction-based, or similar taxes, duties and fees, howsoever designated regardless of the taxing authority, and all penalties and interest thereon, except to the extent such penalties and interest are due to the willful misconduct of Aron (each, a “Tax” and collectively, “Taxes”), paid, owing, asserted against, or incurred by Aron directly or indirectly with respect to the Crude Oil procured and sold to Company hereunder, and the Products purchased and resold to Company hereunder, and other transactions contemplated hereunder to the greatest extent permitted by applicable law. The indemnity provision of the previous sentence shall be interpreted to include the indemnity by the Company of any Taxes paid, owing, asserted against, or incurred by Aron directly or indirectly due to its entering into this Agreement, including if this Agreement and/or any transactions entered into pursuant to this Agreement are characterized as a financing or in any other manner other than sales and purchases between the parties. In the event that the Company is not permitted to pay such Taxes, the amount due hereunder shall be adjusted by Aron such that the Company shall bear the economic burden of the Taxes. The Company shall pay when due such Taxes unless there is an applicable exemption from such Tax, with written confirmation of such Tax exemption to be contemporaneously provided to Aron. To the extent Aron is required by law to collect such Taxes, one hundred percent (100%) of such Taxes shall be added to invoices as separately stated charges and paid in full by the Company in accordance with this Agreement, unless the Company is exempt from such Taxes and furnishes Aron with a certificate of exemption; provided, however, that (i) the failure of Aron to separately state or collect Taxes from the Company shall not alter the liability of the Company for Taxes and (ii) Aron shall only be liable for Taxes if and to the extent that such Taxes have been separately stated and collected from the Company. Any refund or credit with respect to any Taxes paid or indemnified by Company hereunder shall belong to Company. Aron shall be responsible for all taxes imposed on Aron’s net or gross (or any derivative thereof) income, and the Company shall be responsible for all taxes imposed on the Company’s net or gross (or any derivative thereof) income. For avoidance of doubt, no taxes described in the immediately preceding sentence shall include gross receipts taxes described in the first sentence of this Section 15.1(a).
Section 2.2    References Within S&O Agreement. Each reference in the S&O Agreement to “this Agreement” and the words “hereof,” “hereto,” “herein,” “hereunder,” or words of like import, and each reference in any other Transaction Document to “the S&O Agreement” and the words “thereof,” “thereto,” “therein,” “thereunder” or words of like import, in each case, shall mean and be a reference to the S&O Agreement as amended hereby.
SECTION 3    Representations and Warranties
To induce the other Party to enter into this Amendment, each Party hereby represents and warrants that (i) it has the limited liability company, governmental or other legal capacity, authority and power to execute this Amendment, to deliver this Amendment and to perform its obligations under the S&O Agreement, as amended hereby, and has taken all necessary action to authorize the foregoing; (ii) the execution, delivery and performance of this Amendment does not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or Governmental Authority applicable to it or any of its assets or subject; (iii) all governmental and other consents required to have been obtained by it with respect to this Amendment have been obtained and are in full force and effect; (iv) its obligations under the S&O Agreement, as amended hereby, constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application regardless of whether enforcement is sought in a proceeding in equity or at law); and (v) no Event of Default with respect to it has occurred and is continuing.
SECTION 4    Reaffirmation
All of the terms and provisions of the S&O Agreement shall, as amended and modified hereby, remain in full force and effect. Each of the Company and the Guarantor hereby agrees that the amendments and modifications herein contained shall in no manner affect (other than expressly provided herein) or impair its obligations under the S&O Agreement and the other Transaction Documents or the Liens securing the payment and performance thereof. Each of the Company and the Guarantor hereby ratifies and confirms all of its respective obligations and liabilities under the Transaction Documents to which it is a party, as expressly modified herein, and the Guarantor ratifies and confirms that such obligations and liabilities extend to and continue in effect with respect to, and continue to guarantee the obligations of the Company under the Transaction Documents, as expressly modified herein.
SECTION 5    Miscellaneous
Section 5.1    S&O Agreement Otherwise Not Affected. Except for the amendments pursuant hereto, the S&O Agreement remains unchanged. Other than as amended hereby, the S&O Agreement remains in full force and effect and is hereby ratified and confirmed in all respects. The execution and delivery of, or acceptance of, this Amendment and any other documents and instruments in connection herewith by either Party shall not be deemed to create a course of dealing or otherwise create any express or implied duty by it to provide any other or further amendments, consents or waivers in the future. For all purposes of the S&O Agreement and the other Transaction Documents, this Amendment shall constitute a “Transaction Document.”
Section 5.2    No Reliance. Each Party hereby acknowledges and confirms that it is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.
Section 5.3    Costs and Expenses. The Company acknowledges and confirms that, pursuant to Section 21.5 of the S&O Agreement, it is responsible for the payment of all reasonable out-of-pocket expenses incurred by Aron and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Aron) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment, the other agreements amended in connection herewith, and the transactions contemplated hereby or thereby.
Section 5.4    Binding Effect. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the Company, the Guarantor, Aron and their respective successors and assigns.
Section 5.5    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED UNDER THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER STATE.
Section 5.6    Amendments. This Amendment may not be modified, amended or otherwise altered except by written instrument executed by the Parties’ duly authorized representatives.
Section 5.7    Effectiveness; Counterparts.
(a)    This Amendment shall be binding on the Parties as of the date on which it has been fully executed by the Parties. This Amendment may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
(b)    This Amendment shall become effective upon the receipt by Aron of executed counterparts of this Amendment by the Company and the Guarantor.

Section 5.8    Interpretation. This Amendment is the result of negotiations between the Parties and has been reviewed by counsel to each of the Parties, and is the product of all Parties hereto. Accordingly, this Amendment shall not be construed against either Party merely because of such Party’s involvement in the preparation hereof.
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IN WITNESS WHEREOF, each Party hereto has caused this Amendment to be executed by its duly authorized representative as of the date first above written.

J. ARON & COMPANY LLC

By:    /s/ Simon Collier
Name:    Simon Collier
Title:    Managing Director

PAR HAWAII REFINING, LLC

By:    /s/ William Monteleone
Name:    William Monteleone
Title:    Chief Financial Officer

PAR PETROLEUM, LLC

By:    /s/ William Monteleone
Name:    William Monteleone
Title:    Chief Financial Officer

SIGNATURE PAGE TO AMENDMENT TO AMENDED AND
RESTATED SUPPLY AND OFFTAKE AGREEMENT